                                                                       Exhibit A


                              WARRANT CERTIFICATE


NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW UNLESS AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                            VISUAL EDGE SYSTEMS INC.
                            Date:  February __, 1997


                 This is to certify that, FOR VALUE RECEIVED, the registered holder hereof, ____________________ (the "Holder" or the "Holders"), is entitled to purchase, subject to the provisions of this Warrant Certificate, from VISUAL EDGE SYSTEMS INC., a Delaware corporation (the "Company"), up to _______ shares (as such number may be adjusted in accordance with Section 5 hereof) of the Company's Common Stock, par value $.01 per share (such class of stock, together with any capital stock of the Company into which such class of stock shall be converted, being referred to herein as "Stock"), at $10.00 per share (as such number may be adjusted in accordance with Section 5 hereof) (the "Exercise Price"). The number of shares of Stock to be received upon the exercise of this Warrant and the Exercise Price shall be adjusted from time to time as hereinafter set forth. The shares of Stock or other securities or property deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

                 This Warrant Certificate is one of the Warrant Certificates (the "Warrants", which term includes all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company of_________ shares of its Common Stock. The Warrants and the Common Stock have been issued pursuant to the Share and Warrant Purchase Agreements, dated as of February 27, 1997 (the "Purchase Agreements"), between the Company and the investors named therein (the "Purchasers"). The Warrants originally so issued evidence rights to purchase an aggregate of ________ Warrant Shares at the Exercise Price. The Purchase Agreement under which this Warrant was originally issued is herein referred to as the "Purchase Agreement." This Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement.

                 Section 1. Exercise of Warrant.

                 1.1. Manner of Exercise. (a) This Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time through and including the fifth (5th) anniversary of the date hereof (the "Expiration Date") during normal business hours on any Business Day (as defined in the Purchase Agreement) by surrender of this Warrant, together with the form of subscription duly executed by such Holder in substantially the form attached as Annex A hereto, to the Company at its office designated pursuant to Section 16 of the Purchase Agreement.

                 (b) Payment of the Exercise Price for the Warrant Shares shall be made by certified or bank check or wire transfer payable to the order of the Company, in any case, in an amount equal to (A) the number of Warrant Shares specified in such form of subscription, multiplied by (B) the then current Exercise Price. The Holder shall thereupon be entitled to receive the number of Warrant Shares specified in such form of subscription (plus cash in lieu of any fractional share as provided in Section 1.3 hereof).

                 1.2. Effective Date. Each exercise of this Warrant pursuant to Section 1.1 hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant is surrendered to the Company as provided in Section 1.1 hereof (except that if such exercise is in connection with an underwritten public offering of Warrant Shares subject to this Warrant, then such exercise shall be





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deemed to have been effected upon such surrender of this Warrant).  On each such day that an exercise of this Warrant is deemed effected, the person or persons in whose name or names any certificate or certificates for Warrant Shares are issuable upon such exercise (as provided in Section 1.3 hereof) shall be deemed to have become the Holder or Holders of record thereof.

                 1.3. Warrant Share Certificates, Cash for Fractional Warrant Shares and Reissuance of Warrants. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within five
(5) Business Days thereafter (unless such exercise shall be in connection with a public offering of Warrant Shares subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes) will cause to be issued in the name of and delivered to the Holder:

                 (a) a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price (as defined in Section 5.1 hereof) per Warrant Share on the effective date of such exercise; and

                 (b) in case such exercise is in part only, a new Warrant or Warrants, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised.

                 1.4. Acknowledgment of Obligation. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof or of any Warrant Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled under this Warrant Certificate and the Purchase Agreement; provided, that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.





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                 1.5.  Conditional Exercise.  Notwithstanding any other
provision hereof, if any exercise of any portion of this Warrant is to be made in connection with a public offering of Warrant Shares or any transaction described in Section 5.8 hereof, the exercise of any portion of this Warrant may, at the election of the Holder, be conditioned upon the consummation of the public offering or such transaction, in which case such exercise shall not be deemed to be effective until the consummation of such public offering or transaction.

                 Section 2.  Reservation of Shares.

                 The Company shall at all times after the date hereof and until the Expiration Date reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares as shall be required for issuance and delivery upon exercise in full of this Warrant.

                 Section 3.  Transfer, Exchange, Assignment or Loss of Warrant.

                 3.1. Transfer. This Warrant may be assigned in whole or in part or transferred in whole or in part; subject, however, to compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Act").

                 3.2. Procedure for Assignment or Transfer. Any assignment or transfer hereunder shall be made by surrender of this Warrant to the Company at its office designated pursuant to Section 15 of the Purchase Agreement, together with the form of assignment duly executed by the Holder in substantially the form attached as Annex B hereto and funds sufficient to pay any required transfer tax. In such event the Company shall, without charge, execute and deliver a new Warrant or Warrants substantially identical hereto in the name of the assignee or assignees named in such instrument of assignment and designate the assignee or assignees as the registered holder or holders on the Company's records and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Company together with a written





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notice signed by the holder thereof, specifying the names and denominations in which new Warrants are to be issued.

                 3.3. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification to the Company or (in the case of mutilation) presentation of this Warrant for surrender and cancellation, the Company will execute and deliver a new Warrant identical hereto and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                 Section 4.  Warrant Certificate Holder Not Deemed a
                             Stockholder.

                 Except as otherwise provided herein, the Holders shall not, solely because of holding this Warrant, be entitled to vote, receive dividends or be deemed the holder of Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holders, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders, or to receive dividend or subscription rights, or otherwise, until this Warrant shall have been exercised in accordance with the provisions hereof.

                 Section 5.  Anti-Dilution.

                 The number of Warrant Shares for which this Warrant is exercisable and/or the Exercise Price at which such Warrant Shares may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 5. The Company shall give the Holders notice of any event described below which requires an adjustment pursuant to this Section 5 at the time of such event.





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                 5.1.     Special Definitions.  For purposes of this Section 5
the following terms shall have the following meanings:

                 "Additional Shares of Stock" shall mean all shares of Stock issued by the Company after the date hereof, other than (i) the Stock to be issued upon exercise of the Warrants, (ii) redeemable warrants to purchase 1,300,000 shares of Common Stock issued pursuant to the Warrant Agreement, dated as of July 24, 1996, among the Company, Whale Securities Co., L.P. ("Whale") and American Stock Transfer & Trust Company, (iii) the Stock to be issued upon exercise of the warrants for shares of Stock issued to Whale, (iv) shares of Stock to be issued pursuant to the Company's 1996 Stock Option Plan and (vi) 130,000 shares of Stock to be issued to certain executives upon the exercise of outstanding stock options held by such persons.

                 "Convertible Securities" shall mean evidences of indebtedness, shares of preferred stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Stock, either immediately or upon the occurrence of a specified date or a specified event.

                 5.2. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                 (i) take a record of the holders of its Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Stock,

                 (ii) subdivide its outstanding shares of Stock into a larger number of shares of Stock, or

                 (iii) combine its outstanding shares of Stock into a smaller number of shares of Stock,

then (I) the Warrant Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Stock which a record holder of the same number of shares of Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the





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happening of such event, and (II) the Exercise Price shall be adjusted to equal
(x) the Exercise Price multiplied by the Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the Warrant Shares for which this Warrant is exercisable immediately after such adjustment.

                 5.3. Certain other Distributions. If at any time the Company shall take a record of the holders of its Stock for the purpose of entitling them to receive any dividend or other distribution of:

                 (i)      cash,

                 (ii) any evidences of its indebtedness, any shares of its Stock or any other securities or property of any nature whatsoever (other than cash or Additional Shares of Stock), or

                 (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any share of its Stock or any other securities or property of any nature whatsoever (other than cash or Additional Shares of Stock), then, (I) the Warrant Shares for which this Warrant is exercisable shall be adjusted to equal the product of the Warrant Shares for which this Warrant is exercisable immediately prior to such adjustment by a fraction (x) the numerator of which shall be the Exercise Price at the date of taking such record and (y) the denominator of which shall be such Exercise Price per share of Stock minus the amount allocable to one share of Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (II) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the Warrant Shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Stock and shares of any





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other class of stock shall be deemed a distribution by the Company to the
Holders of its Stock of such shares of such other class of stock within the meaning of this Section 5.3 and, if the outstanding shares of the Stock shall be changed into a larger or smaller number of shares of the Stock as part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of the Stock within the meaning of Section 5.2.

                 5.4. Issuance of Additional Shares of Stock. If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Stock in exchange for consideration in an amount per Additional Share of Stock less than the Exercise Price in effect immediately prior to such issuance or sale of Additional Shares of Stock, then the Exercise Price as to the Warrant Shares for which this Warrant is exercisable immediately prior to such adjustment shall be adjusted to equal the price determined by multiplying the Exercise Price by a fraction, of which

                          (x) the numerator shall be (1) the number of shares of Stock outstanding immediately prior to such issuance or sale of Additional Shares of Stock plus (2) the number of shares of Stock which the aggregate amount of consideration, if any, received by the Company for the total number of such Additional Shares of Stock so issued or sold would purchase at the Exercise Price in effect immediately prior to such issuance or sale of Additional Shares of Stock, and

                          (y) the denominator shall be the number of shares of Stock outstanding immediately after such issuance or sale of Additional Shares of Stock.

The provisions of this Section 5.4 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under
Section 5.2 or 5.3.

                 5.5. Issuance of Warrants or Other Rights. If at any time the Company shall take a record of the holders of its Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue





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or sell, any warrants or other rights to subscribe for or purchase any
Additional Shares of Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration received for such warrants or other rights or such Convertible Securities shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the Exercise Price shall be adjusted as provided in Section 5.4. No further adjustments of the Exercise Price shall be made upon the actual issue of such Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Stock upon such conversion or exchange of such Convertible Securities.

                 5.6. Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of its Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to convert thereunder are immediately exercisable, and the consideration received for such stock shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the Exercise Price shall be adjusted as provided in Section 5.4. No adjustment of the Exercise Price shall be made under this Section 5.6 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 5.5. No further adjustments of the Exercise Price shall be made upon the actual issue of such Stock upon conversion of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 5, no further adjustments of the Exercise Price shall be made by reason of such issue or sale.

                 5.7. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the Warrant Shares for which this





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Warrant is exercisable and the Exercise Price at which such Warrant Shares may be purchased upon exercise of this Warrant provided for in this Section 5:

                 (a) Computation of Consideration. To the extent that any Additional Shares of Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon





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         exercise of such warrants or other rights.  The consideration for any
         Additional Shares of Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Stock, the Company shall be deemed to have received for such Additional Shares of Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                 (b) When Adjustments to Be Made. The adjustments required by this Section 5 shall be made whenever and as often as any event requiring an adjustment shall occur, except that any adjustment of the Warrant Shares for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Stock, as provided for in
         Section 5.2) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of the Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 5 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

                 (c) Fractional Interests. In computing adjustments under this Section 5, fractional interests in the Stock shall be taken into account to the nearest 1/10th of a share.





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                 (d)      When Adjustment Not Required.  If the Company shall
         take a record of the holders of the Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                 (e) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this
         Section 5, such determination may be challenged in good faith by a Holder and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to such Holder. The fees of such investment banker shall be borne by the Holder if the Company's calculation is determined to be correct and otherwise by the Company.

                 5.8. Reorganization, Reclassification, Merger or Consolidation. If the Company shall at any time reorganize or reclassify the outstanding shares of Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidate with or merge into another corporation (where the Company is not the continuing corporation after such merger or consolidation), the Holders shall thereafter be entitled to receive upon exercise of this Warrant in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger (subject to subsequent adjustments under Section 5 hereof). The Holders shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess





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of the Exercise Price provided by this Warrant, a Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, merger or consolidation unless prior to the consummation thereof, the corporation who may be required to deliver any stock, securities or other assets upon the exercise of this Warrant shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the Holder. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation or merger for the foregoing purposes.

                 5.9. Chief Financial Officer's Opinion. Upon each adjustment of the Exercise Price and upon each change in the Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of a Holder by reason of other events herein set forth, then and in each such case, the Company will promptly obtain an opinion of the chief financial officer of the Company, stating the adjusted Exercise Price and the new Warrant Shares so issuable, or specifying the other shares of the Stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such opinion to the Holders. If a Holder disagrees with such calculation, the Company agrees to obtain within thirty (30) business days an opinion of a firm of independent certified public accountants selected by the Company's Board of Directors and acceptable to such Holder to review such calculation and the opinion of such firm of independent certified public accountants shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Exercise Price and any such change in the number of Warrant Shares so issuable. The fees of such accountants shall be borne by the Holder if the Company's





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calculation is determined by such accountants to be correct and otherwise by the Company.

                 5.10. Company to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Company, which in the good faith opinion of its Board of Directors or a majority of the Holders are not adequately covered by the provisions of this Section 5, and which might materially and adversely affect the exercise rights of the Holders, the Board of Directors of the Company shall appoint such firm of independent certified public accountants acceptable to a majority of the Holders, which shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 5, necessary with respect to the Exercise Price, so as to preserve, without dilution (other than as specifically contemplated by this Warrant), the exercise rights of the Holders. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

                 Section 6.  Character of Shares of Stock.

                 All shares of the Stock issuable upon the exercise of this Warrant shall, when issued to a Holder, be duly authorized, validly issued, fully paid and nonassessable, free and clear of any lien or encumbrance and without any preemptive rights.

                 Section 7.  Notice to Holder.

                 So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Stock otherwise than in cash, (ii) if the Company shall offer to the holders of Stock, for subscription or purchase by them, any shares of any class of stock of the Company or any other rights or (iii) if there shall be any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company, voluntary or involuntary dissolution, liquidation or winding up of the Company, then in any such event, the Company shall cause to be mailed by certified mail to each Holder, at least 30 days prior to the relevant date of the event described above, a notice





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containing a brief description of the proposed action and stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date or expected date such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up shall take place or be voted upon by holders of the Stock of record, and the date or expected date as of which the holders of Stock of record shall be entitled to exchange their shares of Stock for securities or other property deliverable upon any such event.

                 Section 8.  Disposition of Warrant Shares.

                 The stock certificates of the Company that will evidence the Warrant Shares or any other security issued or issuable upon exercise of this Warrant will be imprinted with a conspicuous legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or any applicable state securities laws and may not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) unless registered under the Act and any applicable state securities laws or in a transaction exempt from such registrations.

Except as provided in the Purchase Agreements, the Company has not agreed to register any of the Warrant Shares for distribution in accordance with the provisions of the Act or any applicable state securities laws, and the Company has not agreed to comply with any exemption from registration under the Act or any applicable state securities laws for the resale of the Warrant Shares. Hence, it is the understanding of the Holder that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Securities and Exchange Commission, the Warrant Shares may be required to be held indefinitely, unless and until registered under the Act and any applicable state securities laws unless an exemption from such registration is available, in which case the Holders may still be limited as to the number of Warrant Shares that may be sold.

                 Section 9.  Governing Law.

                 This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such state without regard to any conflicts of laws principles.

                 Section 10.  Notice.

                 Any notice, demand, document or other communication given or delivered hereunder shall be in writing, and may be (i) personally delivered,
(ii) given or made by United States registered or certified mail, return receipt requested, postage prepaid, or (iii) given or made by overnight courier, delivery charges prepaid, addressed as follows:

If to the Company:        Visual Edge Systems Inc.
                          2424 North Federal Highway
                          Suite 100
                          Boca Raton, Florida 33431
                          Attention:  Chief Executive Officer

With a Copy to:           Morgan, Lewis & Bockius LLP
                          101 Park Avenue
                          New York, New York  10178
                          Attention:  David W. Pollak, Esq.

If to Holder:




The Company and the Holder shall each have the right to designate a different address for itself by notice similarly given. All such notices, demands, documents or other communication will be deemed to be delivered (i) upon receipt, if personally delivered, (ii) on the third full Business Day following the day of mailing, if sent by United States registered or certified mail and
(iii) on the Business Day following the date it was sent, if sent by overnight courier.

                 Section 11.  Remedies.

                 The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise, in addition to any other remedies which may be available at law or in equity.

                 Section 12.  Successors and Assigns.

                 This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holders hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

                 Section 13.  Amendment.

                 This Warrant Certificate may be modified or amended and any provision hereof may be waived by a writing executed by the Company and holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of the Warrants.

                 Section 14.  Headings.

                 Section headings in this Warrant are for reference only and shall not affect the meaning or construction of any of the provisions hereof.

                 IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.


                                         VISUAL EDGE SYSTEMS INC.



                                         By:
                                            ------------------------------
                                            Name:  Earl Takefman
                                            Title: Chief Executive Officer

                                                                         ANNEX A

                              FORM OF SUBSCRIPTION

               (To be executed only upon exercise of the Warrant
                              in whole or in part)



To VISUAL EDGE SYSTEMS INC.

                 The undersigned registered holder of the accompanying Warrant hereby irrevocably exercises such Warrant or portion thereof for, and purchases thereunder, _______(1) Warrant Shares (as defined in such Warrant) and herewith makes payment therefor of $_______. The undersigned requests that the certificates for such Warrant Shares be issued in the name of, and delivered to, ____________________________, whose address is ___________________________
______________________________________.

Dated:


                                      ------------------------------------
                                      (Name must conform to name of holder
                                      as specified on the face of the
                                      Warrant)



                                      ------------------------------------
                                                (Street Address)


                                      ------------------------------------
                                      (City)       (State)      (Zip Code)




--------------------

(1) Insert the number of Warrant Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.

                                                                         ANNEX B

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of Warrant)


                 For value received, the undersigned hereby sells, assigns and transfers unto ____________________________ [Name] of _____________ [Address]
the right represented by the within Warrant to purchase ________ shares of Common Stock of VISUAL EDGE SYSTEMS INC. to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of VISUAL EDGE SYSTEMS INC., with full power of substitution in the premises.


Dated:
      --------------


                                      ------------------------------------
                                      (Name must conform to name of holder
                                      as specified on the face of the
                                      Warrant)



                                      ------------------------------------
                                                 (Street Address)


                                      ------------------------------------
                                      (City)        (State)     (Zip Code)


Signed in the presence of:


-------------------------------